Exhibit 10.1.d

Compensation Arrangements of Directors and Certain Executive Officers

Updated May 3, 2005

Note: This document is an update to the document filed as Exhibit 10.1.n to the combined annual report on Form 10-K for the year ended December 31, 2004 separately filed by Great Plains Energy and Kansas City Power & Light Company (KCP&L). The update reflects, among other things, changes to director compensation and compensation of Ms. Bielsker and Latz, and the compensation arrangements of Ms. Curry and Messrs. Bassham and Marshall.

Directors

Compensation is paid to non-employee members of the Board. An annual retainer of $50,000 will be paid in 2005 ($25,000 of which will be used to acquire shares of Great Plains Energy common stock through Great Plains Energy's Dividend Reinvestment and Direct Stock Purchase Plan on behalf of each non-employee member of the Board). On May 3, 2005, the Board increased the annual retainer paid to non-employee Directors from $50,000 to $60,000 ($35,000 of which will be used to acquire shares of Great Plains Energy common stock through Great Plains Energy's Dividend Reinvestment and Direct Stock Purchase Plan on behalf of each non-employee member of the Board), effective January 1, 2006.

An additional retainer of $10,000 will be paid annually to the lead director. Also, a retainer of $6,000, $5,000 and $5,000 (increased from $3,000 each by the Board on May 3, 2005) will be paid to those non-employee directors serving as chair of the Audit Committee, the Compensation and Development Committee and the Governance Committee, respectively. Attendance fees of $1,000 for each Board meeting and $1,000 for each committee meeting attended will also be paid in 2005. Directors may defer the receipt of all or part of the cash retainers and meeting fees. Great Plains Energy also provides life and medical insurance coverage for each non-employee member of the Board.

Executive Officers

None of the executive officers of Great Plains Energy or KCPL&L have written Employment Agreements with the exception of Shahid Malik, President and Chief Executive Officer of Strategic Energy, L.L.C. (an indirect subsidiary of Great Plains Energy).

Salary and incentive compensation information for 2005 for certain executive officers of Great Plains Energy and KCP&L is given below.
Michael J. Chesser	Chairman of the Board and Chief Executive Officer of Great Plains Energy
Chairman of the Board of KCP&L

Pursuant to an employment arrangement with Michael Chesser, Chairman of the Board and Chief Executive Officer of Great Plains Energy, Mr. Chesser is entitled to receive three times annual salary and bonus if he is terminated without cause prior to his reaching age 63. After age 63, any benefit for termination without cause will be one times annual salary and bonus until age 65. Regarding pension benefits, Mr. Chesser will receive two credited years of service for every one year of service earned. The additional year of service will be paid as a supplemental retirement benefit.

For 2005, Mr. Chesser will be paid an annual salary of $610,000 with a potential annual incentive bonus at target of 60% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 150% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target) were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.
William H. Downey	President and Chief Operating Officer of Great Plains Energy
President and Chief Executive Officer of KCP&L

For 2005, Mr. Downey will be paid an annual salary of $440,000 with a potential annual incentive bonus at target of 45% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 115% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target) were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.
Terry Bassham	Executive Vice President - Finance & Strategic Development and Chief Financial Officer of Great Plains Energy

Terry Bassham was elected Executive Vice President - Finance & Strategic Development and Chief Financial Officer of Great Plains Energy effective March 28, 2005. For 2005, Mr. Bassham will be paid an annual salary of $275,000 with a potential annual incentive bonus at target of 40% (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. A long-term grant of restricted stock at 100% of salary and a long-term grant of performance shares at 70% at salary (the amount of such performance shares incentive may be adjusted based on performance from 0-200% of target) were made to him in March 2005 under the Great Plains Energy Long-Term Incentive Plan. The Company will also pay Mr. Bassham's reasonable relocation costs.
Barbara Curry	Senior Vice President - Corporate Services and Corporate Secretary of Great Plains Energy

Barbara Curry was elected Senior Vice President - Corporate Services and Corporate Secretary of Great Plains Energy effective April 18, 2005. For 2005, Ms. Curry will be paid an annual salary of $230,000 with a potential annual incentive bonus at target of 35% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. A long-term grant of performance shares at 50% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target) were made to her in April 2005 under the Great Plains Energy Long-Term Incentive Plan. In addition, Ms. Curry received on April 18, 2005, a grant of 7,741 shares of restricted stock under the Great Plains Energy Long-Term Incentive Plan. The Company will also pay Ms. Curry's reasonable relocation costs.
Stephen T. Easley	Senior Vice President - Supply of KCP&L

For 2005, Mr. Easley will be paid an annual salary of $250,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 70% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan. In addition, Mr. Easley received on February 1, 2005 a grant of 10,000 shares of restricted stock under the Great Plains Energy Long-Term Incentive Plan.
John R. Marshall	Senior Vice President - Delivery of KCP&L

John Marshall was elected Senior Vice President - Delivery of KCP&L effective May 25, 2005. For 2005, Mr. Marshall will be paid an annual salary of $320,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 100-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Mr. Marshall will also receive a one-time cash payment of $150,000 upon commencement of his employment. A long-term grant of restricted stock at 200% of salary and a long-term grant of performance shares at 70% of salary (the amount of such performance shares incentive may be adjusted based on performance from 0-200% of target) will be made to him in May 2005 under the Great Plains Energy Long-Term Incentive Plan.

Mr. Marshall will also be entitled to receive a lump sum equal to the target payment under the annual incentive plan plus twice his annual salary if his employment is terminated other than for cause. Regarding pension benefits, Mr. Marshall will receive two credited years of service for every one year of service earned. The additional year of service will be paid as a supplemental retirement benefit. The Company will also pay Mr. Marshall's reasonable relocation costs.
William P. Herdegen	Vice President - Customer Operations of KCP&L

For 2005, Mr. Herdegen will be paid an annual salary of $190,000 with a potential annual incentive bonus at target of 35% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 55% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.
Shahid Malik	President and Chief Executive Officer of Strategic Energy, L.L.C.

Mr. Malik has an Employment Agreement and a Severance Agreement among Strategic Energy, L.L.C., Great Plains Energy Incorporated and Shahid J. Malik, dated as of November 10, 2004 (Exhibits 10.1.p and 10.1.q to the combined annual report on Form 10-K for the year ended December 31, 2004, filed by Great Plains Energy and KCP&L).

On November 10, 2004, Mr. Malik received a grant of 13,333 shares of restricted stock under the Long-Term Incentive Plan.

For 2005, Mr. Malik will be paid an annual salary of $400,000 with a potential annual incentive bonus at target of 60% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Strategic Energy, L.L.C. Annual Incentive Plan 2005. Mr. Malik is eligible for two sets of long term incentive awards. One set of awards is based on performance goals for the period 2005-2006, and the other set of awards is based on performance goals for the period 2005-2007. Mr. Malik will be eligible to receive up to 300% of a target award equal to 150% of 2005 base salary. The awards are comprised of cash and restricted stock grants made under the Great Plains Energy Long Term Incentive Plan. On February 1, 2005, Mr. Malik received two grants of 4,956 shares each of restricted stock under the Great Plains Energy Long-Term Incentive Plan
Andrea F. Bielsker	Former Senior Vice President - Finance, Chief Financial Officer and Treasurer of Great Plains Energy
Former Senior Vice President - Finance, Chief Financial Officer and Treasurer of KCP&L

For 2005, Ms. Bielsker was paid an annual salary of $230,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 45% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to her in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

Ms. Bielsker resigned from the Company in March 2005. Pursuant to an Agreement between Ms. Bielsker and Great Plains Energy dated March 4, 2005 (Exhibit 10.1.jj to Form 10-K for the year ended December 31, 2004), Ms. Bielsker was paid a lump sum cash payment of $1,185,000. As provided in the Great Plains Energy Long-Term Incentive Plan, upon resignation Ms. Bielsker forfeited a stock option grant of 2,887 common stock shares and three performance share grants totaling 8,987 common stock shares at target.
Jeanie S. Latz	Former Executive Vice President - Corporate and Shared Services and Corporate Secretary of Great Plains Energy

For 2005, Ms. Latz was paid an annual salary of $220,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 45% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to her in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

Ms. Latz resigned in April 2005. Pursuant to an Agreement between Ms. Latz and Great Plains Energy dated April 5, 2005 (Exhibit 10.1 to Form 8-K dated April 5, 2005), Ms. Latz was paid a lump sum cash payment of $1,275,000. As provided in the Great Plains Energy Long-Term Incentive Plan, upon resignation Ms. Latz forfeited a stock option grant of 2,887 common stock shares and three performance share grants totaling 8,689 common stock shares at target.

Other arrangements

The Great Plains Energy directors and the listed Great Plains Energy and KCP&L officers have entered into indemnification agreements, and the listed officers have entered into change of control severance agreements, with Great Plains Energy, the forms of which have been previously disclosed.

The listed Great Plains Energy and KCP&L officers are eligible to participate in the Great Plains Energy Non-Qualified Deferred Compensation Plan, Supplemental Executive Retirement Plan, and other generally available benefit plans. They are also entitled to receive an annual car allowance, certain membership dues and tax/financial planning consultant services allowance.

Mr. Malik is eligible for benefits as set out in his Employment Agreement.